                                                                       EXHIBIT 8


THIS IS THE FORM OF THE OPINION WHICH DELOITTE & TOUCHE LLP WILL ISSUE UPON FILING OF THE FINAL FORM S-4 WITH THE SECURITIES AND EXCHANGE COMMISSION.



____, __ 1995


Mr. James Laphen
Commercial Federal Corporation
2120 South 72nd Street
P.O. Box 1103, Downtown Station
Omaha, NE  68101


Dear Jim:


This letter responds to your request for our opinion regarding the Federal income tax consequences of the proposed merger of Railroad Financial Corporation (hereinafter, RFC) into Commercial Federal Corporation (hereinafter, CFC) and the merger of Railroad Savings Bank (hereinafter, RSB) into Commercial Federal Bank (hereinafter, CFB). The conclusions presented herein represent our understanding of the transaction as represented to us in the Reorganization and Merger Agreement between CFC and CFB and RFC and RSB dated April 18, 1995 (hereinafter, Merger Agreement), your letter of representations dated June 19, 1995, a letter of representations dated June 14, 1995 received from RFC, the Draft Form S-4 dated as of June 19, 1995, the facts as set forth below, and Federal income tax law as it exists today.

FACTS
- -----
RFC is headquartered in Wichita, Kansas, is incorporated under Delaware law and is a holding company that conducts no independent business activity. RFC's primary asset is the stock it owns in RSB. RFC is authorized to issue 4,000,000 shares of common stock, par value $.10 per share and 1,000,000 shares of preferred stock, par value $0.10 per share. At the merger date, RFC will have _____ shares of common stock outstanding and ______ shares of preferred stock outstanding. RFC's common stock is traded over the American Stock Exchange.
RFC has _____ shareholders who individually own 5% or more of the total RFC common stock.

Mr. James Laphen
____, __ 1995
Page 2


RSB is incorporated under the laws of the United States. RSB is a savings institution whose principal business is the acceptance of deposits from the general public and the origination, purchase, sale and servicing of mortgage loans for the purpose of constructing, financing or refinancing one- to four-family dwellings, and other residential and commercial real estate. RSB is authorized to issue _________ shares of common stock, par value $__ per share and _________ shares of preferred stock, par value $____ per share. At the merger date, RSB will have __ and __ shares of common and preferred stock outstanding respectively. For federal income tax purposes RFB joins in the filing of a consolidated corporate income tax return with RFC.

CFC is headquartered in Omaha, Nebraska, is a unitary non-diversified savings and loan holding company incorporated under Nebraska law and is a holding company that conducts no independent business activity. CFC's primary asset is the stock it owns in CFB. CFC is authorized to issue 25,000,000 shares of common stock, par value $.10 per share and 10,000,000 shares of preferred stock, par value $0.10 per share. At the merger date, CFC will have ____ and ___ shares of common and preferred stock outstanding respectively. CFC's common stock is traded over the NASDAQ Stock Exchange.

CFB is incorporated under the laws of the United States. CFB is a savings institution whose principal business is the acceptance of deposits from the general public and the origination, purchase, sale and servicing of mortgage loans for the purpose of constructing, financing or refinancing one- to four-family dwellings, and other residential and commercial real estate. CFB is authorized to issue _________ shares of common stock, par value $__ per share and _________ shares of preferred stock, par value $____ per share. At the merger date, CFB will have __ and ___ shares of common and preferred stock outstanding respectively. For federal income tax purposes, CFB joins in the filing of a consolidated corporate income tax return with CFC.

CFC and RFS have determined that a number of business reasons exist for the mergers including:

 . Although CFB and RSB have, in the past competed within the State of Kansas, the branch banking networks of CFB and RSB generally do not overlap each other.

 . Analysis performed by RFS indicates that CFS's size allows it to maintain an acquisition strategy which exceeds RFS's potential.

Mr. James Laphen
____, __ 1995
Page 3


 . The combination of CFB and RSB will improve RSB's financial condition, improve future operating results and create opportunities for further business expansion.

The proposed mergers will be completed as follows and in the following order:

1. Upon approval by the shareholders of both RFC and CFC and pursuant to the corporation laws of the states of Nebraska and Delaware, RFC will merge with and into CFC, with CFC surviving. (Hereinafter, the merger of RFC with and into CFC will be referred to as the Holding Company Merger.) RFC's shareholders will exchange their RFC common stock for shares of CFC common stock and thereafter RFC will cease to exist. CFC will not issue fractional shares but instead will distribute cash to the RFC shareholders to the extent of fractional shares. RFC's shareholders are not entitled to dissenter's appraisal rights.

2. All shares of CFC common stock to be exchanged as result of the Holding Company Merger will be issued to the former RFC shareholders at the consummation of such merger. No shares will be held back or placed in escrow due to covenants and/or assurances in the Merger Agreement.

3. Following the Holding Company Merger and pursuant to the corporation laws of the United States, RSB will merger with and into CFB, with CFB surviving. (Hereinafter, the merger of RSB with and into CFB will be referred to as the Bank Merger.) As a result of the Bank Merger, the shares of RSB common stock issued and outstanding immediately prior to the transfer will be canceled and the shares of CFB stock outstanding immediately before the merger will constitute the only shares of capital stock of CFB. Following the transaction, RSB will cease to exist.

REPRESENTATIONS
- ---------------

Holding Company Merger
- ----------------------
In your letter dated June 19, 1995, the following representations of fact were made regarding the Holding Company Merger:

1. CFC has no plan or intention to re-acquire any of its stock issued in the transaction.

2. Following the transaction, CFC intends to continue RFC's historic business or use a significant portion of RFC's historic business assets in a business. For purposes of this representation, it should be noted that, contemporaneous with the proposed transaction the

Mr. James Laphen
____, __ 1995
Page 4

   assets of the California mortgage banking business will be sold and that such assets represent less than 66% of the total value of RFC's assets.

3. CFC will pay its own expenses, if any, incurred in connection with the transaction.

4. There is no intercorporate indebtedness existing between RFC and CFC that was issued, acquired, or will be settled at a discount.

5. CFC is not an investment company as defined in Section 368(a)(2)(F)(iii) and
   (iv)./1/

6. The payment of cash in lieu of fractional shares of CFC is solely for the purpose of avoiding the expense and inconvenience to CFC of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration to be paid in the transaction to the RFC shareholders, instead of issuing fractional shares of CFC stock, will not exceed 1% of the total consideration to be given in the transaction to the RFC shareholders in exchange for their shares of RFC stock. The fractional share interests of each RFC shareholder will be aggregated, and no RFC shareholder will receive cash in an amount equal to or greater than the value of one full share of CFC stock.

In its letter of June 14, 1995, RFC made the following representations of fact regarding the Holding Company Merger:

1. The fair market value of the CFC stock received by each RFC shareholder will be approximately equal to the fair market value of the RFC stock surrendered in the exchange.

2. There is no plan or intention by the shareholders of RFC who own 5% or more of the RFC stock, and to the best of the knowledge of the management of RFC, there is no plan or intention on the part of the remaining shareholders of RFC to sell, exchange, or otherwise dispose of a number of shares of CFC stock received in the transaction that would reduce the RFC shareholders' ownership of CFC stock to a number of shares having a value, as of the date of the transaction, of less than 50% of the value of all of the formerly outstanding stock of RFC as of the same date. For purposes of this representation, shares of RFC stock exchanged for cash in lieu of fractional shares of CFC stock will be treated as outstanding

- ---------------------
/1/ All references herein to Sections or Code are to the Internal Revenue Code of 1986, as amended.

Mr. James Laphen
____, __ 1995
Page 5

   RFC stock on the date of the transaction. Moreover, shares of RFC stock and shares of CFC stock held by RFC shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making this representation.

3. The liabilities of RFC assumed by CFC and the liabilities to which the transferred assets of RFC are subject were incurred by RFC in the ordinary course of its business.

4. RFC and the shareholders of RFC will pay their respective expenses, if any, incurred in connection with the transaction.

5. There is no intercorporate indebtedness existing between RFC and CFC that was issued, acquired, or will be settled at a discount.

6. RFC is not an investment company as defined in Section 368(a)(2)(F)(iii) and
   (iv).

7. RFC is not under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A).

8. The fair market value of the assets of RFC transferred to CFC will equal or exceed the sum of the liabilities assumed by CFC plus the amount of liabilities, if any, to which the transferred assets are subject.

9. None of the compensation received by any shareholder-employees of RFC will be separate consideration for, or allocable to, any of their shares of RFC stock; none of the shares of CFC stock received by any RFC shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any RFC shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

Bank Merger
- -----------
In your letter dated June 19, 1995, the following representations of fact were made regarding the Bank Merger:

1. Following the transaction, CFB intends to continue RSB's historic business or use a significant portion of RSB's historic business assets in a business. For purposes of this representation, it should be noted that contemporaneous with the proposed transaction, the

Mr. James Laphen
____, __ 1995
Page 6



   assets of the California mortgage banking business will be sold and that such assets represent less than 66% of the total value of RSB's assets.

2. CFC has no plan or intention to sell or otherwise dispose of the stock of CFB following its merger with RSB.

3. CFC will pay its own expenses, if any, incurred in connection with the transaction.

4. There is no intercorporate indebtedness existing between RSB and CFB that was issued, acquired, or will be settled at a discount.

5. CFB is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

In its letter of June 14, 1995, RFC made the following representations of fact regarding the Bank Merger:

1. The liabilities of RSB to be assumed by CFB and the liabilities to which the transferred assets of RSB are subject were incurred by RSB in the ordinary course of its business.

2. RSB will pay its expenses, if any, incurred in connection with the transaction

3. There is no intercorporate indebtedness existing between RSB and CFB that was issued, acquired, or will be settled at a discount.

4. RSB is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv).

5. RSB is not under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A).

6. The fair market value of the assets of RSB to be transferred to CFB will equal or exceed the sum of the liabilities to be assumed by CFB plus the amount of liabilities, if any, to which the transferred assets are subject.

7. The total adjusted basis of the assets of RSB transferred to CFB will equal or exceed the sum of the liabilities assumed by CFB, plus the amount of the liabilities, if any, to which the transferred assets are subject.

Mr. James Laphen
____, __ 1995
Page 7



APPLICABLE LAW
- --------------

Section 368(a)(1)(A) provides that the term "reorganization" means a statutory merger or consolidation. Regulation Section 1.368-2(b)(1)/2/ provides that in order to qualify as a reorganization under Section 368(a)(1)(A), the Holding Company Merger and the Bank Merger must be mergers effected pursuant to the applicable state or Federal corporation laws. We have assumed that the Holding Company Merger and the Bank Merger contemplated by the Merger Agreement will qualify as statutory mergers under the applicable state and/or Federal laws.

In addition to the requirements set forth in the statute, in order for a transaction to be a tax-free reorganization, certain requirements set forth in the regulations under Section 368 must also be met. Regulation Section 1.368-1(b) provides that the purpose of the reorganization provisions of the Code is to except from the general rule of taxability certain specifically described exchanges incident to such readjustments of corporate structures made in one of the particular ways specified in the Code as are required by business exigencies and which affect only a readjustment of continuing interest in property under modified corporate form. To qualify as a tax free reorganization under the Code a number of criteria must be met including 1) a valid business purpose for the transaction, 2) continuity of the business enterprise under the modified corporate form and 3) continuity of ownership interest on the part of those persons who, directly or indirectly, were the owners of the enterprise prior to the reorganization.

Business Purposes: To be treated as a reorganization described in Section
- -----------------
368(a)(1)(A), the transaction must be planned and carried out for a genuine business purpose. As enumerated in the Form S-4 filed with the Securities and Exchange Commission, a number of business reasons exist for the Holding Company Merger and Bank Merger.

 . Although CFB and RSB have, in the past competed within the State of Kansas, the branch banking networks of CFB and RSB generally do not overlap each other.

 . Analysis performed by RFS indicates that CFS's size allows it to maintain an acquisition strategy which exceeds RFS's potential.


- ------------------
/2/All references herein to the Regulations are to the Income Tax Regulations issued by the Department of the Treasury as of the date of this letter

Mr. James Laphen
____, __ 1995
Page 8


 . The combination of CFB and RSB will improve RSB's financial condition, improve future operating results and create opportunities for further business expansion.

Accordingly, the business purpose requirement should be met for both the Holding Company Merger and the Bank Merger.

Continuity of Business Enterprise:  Regulation Section 1.368-1(d) provides that
- ---------------------------------
continuity of business enterprise requires that the acquiring corporation either
(i) continue the acquired corporation's historic business or (ii) use a significant portion of the acquired corporation's historic assets in a business. It has been represented that a) after the Holding Company Merger, CFC intends to continue RFC's historic business, and b) contemporaneous with the Holding Company Merger the assets of the California mortgage banking business will be sold and that such assets represent less than 66% of the total value of RFC's assets. It has also been represented that a) after the Bank Merger, CFB intends to continue RSB's historic business, and b) contemporaneous with the Bank Merger the assets of the California mortgage banking business will be sold and that such assets represent less than 66% of the total value of RFB's assets.

According to Rev. Rul. 85-198, 1985-2 C.B. 120, the continuity of business enterprise requirement of Regulation Section 1.368-1(d) is satisfied when the business of a former subsidiary of a merged bank holding company is carried on in the same manner and form indirectly, through a second tier subsidiary, of the surviving bank holding company. Though the facts are slightly different in this case as RSB will merge into CFB instead of operating as a second tier subsidiary of CFC, RSB's operations will continue to be carried on indirectly through CFB. In addition, if the acquiring company has more than one line of business, continuity of business enterprise requires only that the acquiring corporation continue a significant line of business. In Regulation Section 1.368-1(d)(5) at Example 1, acquired corporate had three lines of business which were approximately equal in value. Two of the three businesses were sold and it was held that he continuity of business enterprise requirement was met. Accordingly the continuity of business enterprise requirement should be met for both the Holding Company Merger and the Bank Merger.

Continuity of Interest:  Under Regulation Section 1.368-1(b), there must be a
- ----------------------
continuing interest on the part of those shareholders who, directly or indirectly, were the shareholders of the enterprise prior to the reorganization. Rev. Proc. 77-37, 1977-2 C.B. 568 provides that the "continuity of interest" requirement of Regulation Section 1.368-1(b) is satisfied if the former

Mr. James Laphen
____, __ 1995
Page 9


shareholders of the acquired corporation own, as a result of the transaction, stock in the acquiring corporation having a value equal to at least 50% of the value of all of the formerly outstanding stock of the acquired corporation as of the same date. It is not necessary that each shareholder of the acquired corporation receive in the exchange stock of the acquiring corporation, which is equal in value to at least 50% of the value of his former stock interest in the acquired corporation, so long as one or more of the shareholders of the acquired corporation have a continuing interest through stock ownership in the acquiring corporation which is, in the aggregate, equal in value to at least 50% of the value of all of the formerly outstanding stock of the acquired corporation. Sales, redemptions, and other dispositions of stock occurring prior or subsequent to the exchange which are part of the plan of reorganization will be considered in determining whether there is a 50% continuing interest through stock ownership as of the effective date of the reorganization.

It has been represented that there is no plan or intention by the shareholder of RFC who own 5% or more of the common stock of RFC, and to the best of the knowledge of the management of RFC, there is no plan or intention on the part of the remaining RFC shareholders to sell, exchange or otherwise dispose of CFC common stock received in the merger such that the former RFC shareholders will afterwards own CFC common stock having an aggregate value which is less than 50% of the total value of all RFC common stock outstanding immediately before the merger. For purposes of this representation, shares of RFC exchanged for cash in lieu of fractional shares of RFC stock will be treated as outstanding RFC stock on the date of the transaction. Moreover, shares of RFC stock and shares of CFC stock held by RFC shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered. It has also been represented that CFC has no plan or intention to otherwise dispose of the stock of CFB following its merger with RSB. Accordingly, the continuity of interest requirement should be met in the Holding Company Merger and Bank Merger.

Based on the analysis set forth above, the Holding Company Merger and the Bank Merger should qualify as reorganizations described in Section 368(a)(1)(A).

Section 361(a) provides that no gain or loss shall be recognized to a corporation if such corporation is a party to a reorganization and exchanges property, pursuant to a plan of reorganization, solely for stock or securities in another corporation who also is a party to the reorganization.

Mr. James Laphen
____, __ 1995
Page 10


Section 357(a) provides that if the taxpayer receives property which would be permitted to be received under Section 361 without the recognition of gain if it were the sole consideration, and as part of the consideration, another party to the exchange assumes a liability of the taxpayer, or acquires from the taxpayer property subject to a liability, then such assumption or acquisition shall not be treated as money or other property, and will not prevent the exchange from being within the provisions of Section 361.

Section 357(c) provides that in an exchange of property described under Section 368(a)(1)(D)/3/, if the sum of the liabilities assumed plus the amount of the liabilities to which the property is subject, exceeds the basis of the property transferred pursuant to the exchange, then such excess shall be considered gain from the sale of a capital asset or of property which is not a capital asset, as the case may be.

Section 368(b)(2) provides that, in the case of a reorganization resulting from the acquisition by one corporation of stock or properties of another, the term "a party to a reorganization" includes both corporations.

Because RFC and CFC are each a party to a reorganization and the exchange is solely for CFC common stock, no gain or loss should be recognized to RFC on the transfer of its property to CFC in accordance with the Merger Agreement. In Rev. Rul. 70-240, 1970-1 C.B. 81, the Internal Revenue Service held that the transfer of property by one corporation, X, to another,

- ---------------------
/3/ Section 368(a)(1)(D) provides that a reorganization includes a transfer by a corporation of all or a part of its assets to another corporation if immediately after the transfer the transferor, or one or more or its shareholders is in control of the corporation to which the assets are transferred; but only if, pursuant to the plan, stock or securities of the corporation to which the assets are transferred are distributed in a transaction which qualifies under Section 354, 355 or 356. Section 354(a)(1) provides that no gain or loss will be recognized if stock or securities in a corporation a party to a reorganization are, pursuant to the plan of reorganization, exchanged solely for stock or securities in such corporation or in another corporation a party to the reorganization. Section 354(b)(1) states, in part, that the receipt of stock in an exchange pursuant to a reorganization within the meaning of Section 368(a)(1)(D) of the Code does not give rise to gain or loss where the corporation to which the assets are transferred acquires substantially all of the properties of the transferor. In the Bank Merger, CFB will acquire all the assets of RSB and CFC will be in control of RSB and CFC, thus, the transaction may also qualify as a reorganization under Section 368(a(1)(D).

Mr. James Laphen
____, __ 1995
Page 11


Y, where the stock of both corporations are owned 100% by one shareholder, B, is treated as a constructive issuance of Y stock. See also Rev. Rul. 75-383, 1975-2 C.B. 127. Further, because RSB and CFB are each a party to a reorganization and the adjusted basis of the assets transferred will exceed the sum of the liabilities assumed, plus the liabilities to which the transferred assets are subject, no gain or loss should be recognized to RSB on the transfer of its property in constructive exchange for CFB stock in accord with the Merger Agreement.

Section 361(c)(1) provides that except as provided in Section 361(c)(2), no gain or loss is recognized to a corporation, which is a party to a reorganization, on the distribution to its shareholders of property pursuant to a plan of reorganization. Section 361(c)(2) provides that the general rule of Section 361(a)(1) does not apply if the corporation distributes property other than "qualified property". Qualified property includes stock in a corporation which is a party to the reorganization if such stock is received by the distributing corporation in the exchange. Because the RFC shareholders are receiving solely CFC stock and CFC is a party to a reorganization, CFC stock is qualified stock and no gain or loss should be recognized by RFC on the distribution of CFC stock to the former RFC shareholders pursuant to the Merger Agreement. Because CFC is constructively receiving solely CFC stock and CFB is a party to a reorganization, the CFB constructive stock is qualified stock and no gain or loss should be recognized by RSB on the distribution of the constructive CFB stock to CFC pursuant to the Merger Agreement.

Section 1032(a) provides that no gain or loss shall be recognized to a corporation on the receipt of money or other property in exchange for stock of such corporation. RFC will merge with and into CFC in accord with the Merger Agreement. Accordingly, CFC should not recognize any gain or loss as a result of the exchange of its stock for the property of RFC. RSB will merge with and into CFB. Accordingly CFB should not recognize any gain or loss as a result of the constructive exchange of its stock for the property of RSB.

Section 362(b) provides that if property was acquired by a corporation in connection with a reorganization, the basis of such property is the same as it was in the hands of the transferor, increased in the amount of gain recognized to the transferor on such transfer. Because CFC will receive property from RFC in connection with the reorganization within the meaning of Section 368(a)(1)(A) and RFC will recognize no gain or loss on the transfer, the basis of the assets received by CFC should be the same as the basis of those assets in the hands of RFC immediately prior to the Holding Company Merger. Because CFB will receive property from RSB in

Mr. James Laphen
____, __ 1995
Page 12


connection with a reorganization under Section 368(a)(1)(A) and RSB will recognize no gain or loss on the transfer, the basis of the assets received by CFB should be the same as the basis of those assets in the hands of RSB immediately prior to the Bank Merger.

Section 1223(2) provides that, in determining the period for which the taxpayer has held property, however acquired, there shall be included the period for which such property was held by any other person, if such property has, for purposes of determining gain or loss from a sale or exchange, the same basis (in whole or in part) in his hands as it would have had in the hands of such other person. Because the basis of the assets to be received by CFC from RFC should be the same as the basis of those assets in the hands of RFC immediately prior to the transfer, the holding period for the assets of RFC to be received by CFC should include the period during which such assets were held by RFC. Because the basis of the assets to be received by CFB from RSB should be the basis of those assets in the hands of RSB immediately prior to the transfer the holding period for the assets of RSB to be received by CFB should include the period during which such assets were held by RSB.

Section 354(a)(1) provides that no gain or loss is recognized if stock or securities in a corporation a party to a reorganization are, pursuant to the plan of reorganization, exchanged solely for stock or securities of another corporation a party to the reorganization. Because both CFC and RFC are a party to a reorganization and holders of RFC stock are exchanging their stock for CFC stock, no gain or loss should be recognized by the RFC shareholders on the exchange of their RFC stock solely for CFC common stock. Further, CFC will recognize no gain or loss on the constructive exchange of RSB stock for CFB stock.

Section 358(a)(1) provides that, in the case of an exchange to which Section 351, 354, or 361 applies, the basis of the property received will be the same as that of the property exchanged. Because the transaction involving RFC and CFC will constitute an exchange to which Section 354 applies, the basis of the CFC common stock in the hands of the RFC shareholders should be the same as their basis in the RFC stock exchanged. Further, CFC's basis in the CFB stock will equal the basis of such stock held immediately prior to the Bank Merger, plus its basis in the RSB stock canceled as a result of the Bank Merger.

Section 1223(1) provides that, in determining the period for which the taxpayer has held a capital asset (as defined in Section 1221 or Section 1231) received in an exchange, there shall be included the period for which the taxpayer held the property exchanged if the property has, for the purpose

Mr. James Laphen
____, __ 1995
Page 13



of determining gain or loss from a sale or exchange, the same basis (in whole or in part) in its hands as the property exchanged. Because the basis of the CFC common stock held by the RFC shareholders following the reorganization should have the same basis as the RFC stock exchanged, and provided the RFC stock exchanged was a capital asset on the date of the exchange, the holding period of the CFC common stock should include the period for which the RFC stock was held. Because the basis of the CFB common stock constructively held by CFS should have the same basis as the RSB common stock, the holding period of CFS in the CFB common stock constructively held should include the period for which the RSB common stock was held, provided that such stock was a capital asset on the date of the exchange.

Section 381(a)(2) provides that in the case of the acquisition of the assets of another corporation in a transfer to which Sections 361 and 368(a)(1)(A) apply, the acquiring corporation succeeds to and takes into account, as of the close of the day of such transfer, the items of the transferor described in Section 381(c), subject to the conditions and limitations specified in Section 381(b) and (c). Regulation Section 1.381(a)-1(a) provides that the items of the transferor described in Section 381(c), which the acquiring corporation succeeds to and takes into account are subject to the provisions and limitations specified in Sections 381, 382 and 383 and the regulations thereunder. Because the Holding Company Merger is a transaction to which Sections 361 and Section 368(a)(1)(A) apply, CFC will succeed to and take into account the items of RFC described in Section 381(c), subject to the conditions and limitations specified in Section 381(b) and (c). Because the Bank Merger is a transaction to which Sections 361 and Section 368(a)(1)(A) apply, CFB will succeed to and take into account the items of RSB described in Section 381(c) (including RSB's reserve for bad debts accumulated in prior years under Section 593), subject to the conditions and limitations specified in Section 381(b) and (c).

Section 381(c)(2) and Regulation Section 1.381(c) (2)-1 provide that in the case of a transfer described in Section 381(a), the earnings and profits of the transferor corporation or deficit in earnings and profits, are deemed to have been received or incurred by the acquiring corporation as of the close of the date of the transfer, except that any deficit in earnings or profits of either the transferor or the transferee will be used only to offset earnings and profits accumulated after the date of the transfer. Because the merger of RFC into CFC will be a transfer described in Section 381(a), the earnings and profits, or deficit in earnings and profits, of RFC will be deemed to have been received or incurred by CFC as of the close of the date of transfer, except that any deficit in earnings and profits of RFC on the one hand, or CFC on the other hand, will be used only to offset earnings and profits accumulated after the date of the transfer. Because the merger of RSB into CFB will also be a transfer described in Section 381(a), the earnings and profits, or deficit in earnings and profits, of RSB will be deemed to have been received or incurred by CFB as of the close of the date of transfer, except that any deficit in earnings and profits of RSB on the one hand, or CFB on the other hand, will be used only to

Mr. James Laphen
____, __ 1995
Page 14




offset earnings and profits accumulated after the date of the transfer. Because the merger of RSB into CFB will also be a transfer described in Section 381(a), the earnings and profits, or deficit in earnings and profits, of RSB will be deemed to have been received or incurred by CFB as of the close of the date of transfer, except that any deficit in earnings and profits of RSB on the one hand, or CFB on the other hand, will be used only to offset earnings and profits accumulated after the date of the transfer.

Rev. Rul. 66-365, 1966-1 C.B. 116, provides that cash received by a shareholder as part of a plan of reorganization under Section 368(a)(1)(A) , which is attributable to fractional shares of stock of the acquiring corporation, will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by the acquirer. Under Section 302(a), such cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed provided the redemption is not essentially equivalent to a dividend.

Rev. Proc. 77-41, 1977-2, C.B. 574, provides that the IRS will issue an advance ruling under Section 302(a) that cash to be distributed to shareholders in lieu of fractional share interests arising in corporate reorganizations will be treated as having been received in part or in full payment in exchange for the stock redeemed if the cash distribution is undertaken solely for the purpose of saving the corporation the expense and inconvenience of issuing and transferring fractional shares, and is not separately bargained for consideration. The purpose of the transaction giving rise to the fractional share interest, the maximum amount of cash that may be received by any one shareholder, and the percentage of the total consideration that will be cash are among the factors that will be considered in determining whether a ruling is to be issued.

It has been represented that the payment of cash in lieu of fractional shares of CFC stock is solely for the purpose of avoiding the expense and inconvenience to CFC of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the transaction to the RFC shareholders instead of issuing fractional shares of CFC common stock will not exceed one percent of the total consideration that will be issued in the transaction to the RFC shareholders in exchange for their shares of RFC stock. The fractional share interests of each RFC shareholder will be aggregated, and, except for dissenting shareholders discussed below, no RFC shareholder will receive cash in an amount equal to or greater than the value of one full share of CFC common stock.

Mr. James Laphen
____, __ 1995
Page 15


Accordingly, cash received by a shareholder of RFC otherwise entitled to receive a fractional share of CFC common stock in the exchange for RFC common stock should be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by CFC. These cash payments should be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302(a) . The receipt of cash should result in gain or loss measured by the difference between the shareholder's basis of such fractional share interest exchanged and the cash received. Such gain or loss should be capital gain or loss to an RFC shareholder, provided the RFC shareholder's common stock was a capital asset in the shareholder's hands and, as such, would be subject to the provisions and limitations of Subchapter P of Chapter 1.

OPINION
- -------

Holding Company Merger
- ----------------------

Based on the facts contained herein, the Merger Agreement, the representations of facts as set forth in your letter dated June 19, 1995, the representations of fact contained in the letter of June 14, 1995 from RFC, and our assumptions that the transaction will qualify as a merger under the applicable laws of Nebraska and Delaware and will be consummated as described in Form S-4 as filed with the Securities and Exchange Commission, our opinion as to the federal income tax consequences of the proposed Holding Company Merger is as follows:

 . The merger of RFC with and into CFC, with CFC surviving, will qualify as a reorganization within the meaning of Section 368(a)(1)(A). RFC and CFC will each be a "party to a reorganization" within the meaning of Section 368(b).


 . RFC will recognize no gain or loss on the transfer of its assets to CFC in exchange for the CFC common stock and the assumption of its liabilities by CFC, by reason of the application of Sections 361(a), 361(b) and 357(a).

 . No gain or loss will be recognized by RFC upon the distribution of the CFC common stock to the RFC shareholders, by reason of the application of Section 361(c)(1).

 . No gain or loss will be recognized by CFC on the receipt of RFC's assets in exchange for CFC common stock, and the assumption by CFC of RFC's liabilities, by reason of the application of Section 1032(a).

Mr. James Laphen
____, __ 1995
Page 16



 . The basis of the assets of RFC in the hands of CFC will be the same as the basis of such assets in the hands of RFC immediately prior to the reorganization, by reason of the application of Section 362(b).

 . The holding period of the property acquired by CFC from RFC will include the holding period of such property in the hands of RFC immediately prior the reorganization, by reason of the application of Section 1223(2).

 . No gain or loss will be recognized by the former RFC shareholders upon the exchange of their RFC common stock for the CFC common stock (including fractional shares which they otherwise might be entitled to receive), by reason of the application of Section 354(a).

 . The basis of all the CFC common stock received by the shareholders of RFC in the exchange will be the same as the basis of the RFC stock exchanged therefore, by reason of the application of Section 358(a)(1).

 . The holding period of the CFC common stock to be received by RFC shareholders will, in each instance, include the holding period of the RFC shares surrendered in the exchange, provided RFC stock was held as a capital asset on the date of the exchange, by reason of the application of Section 1223(1).


 . CFC as the survivor will succeed to and take into account as of the close of the day of the distribution or transfer the items of RFC described in Section 381(c), subject to the conditions and limitations specified in Sections 381(b) and 381(c), by reason of the application of Section 381(a)(2).

 . As provided in Section 381(c)(2) and Regulation Section 1.381(c)(2)-1, CFC as the survivor will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of RFC as of the date or dates of transfer. Any deficit in earnings and profits of either CFC or RFC will be used only to offset earnings and profits accumulated after the date or dates of transfer.

 . Cash received by a shareholder of RFC otherwise entitled to receive a fractional share of CFC common stock in exchange for his RFC stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by CFC. These cash payments will be treated as having been received as distributions in full payment in exchange for the

Mr. James Laphen
____, __ 1995
Page 17


  stock redeemed as provided in Section 302(a). This receipt of cash will result in gain or loss measured by the difference between the basis of such fractional share interest and the cash received. Such gain or loss will be capital gain or loss to the former RFC shareholder, provided the RFC stock was a capital asset in such former shareholder's hands and as such, will be subject to the provisions and limitations of Subchapter P of Chapter 1 (Rev. Rul. 66-365 and Rev. Rul. 77-41).

Bank Merger
- -----------

Based on the facts contained herein, the Reorganization and Merger Agreement dated April 18, 1995, the representations of facts as set forth in your letter dated June 19, 1995, and the representations of fact contained in the letter of June 14, 1995 from RFC, and our assumptions that the transaction will qualify as a merger under the applicable laws of the United States and will be consummated as described in Form S-4 as filed with the Securities and Exchange Commission our opinion as to the federal income tax consequences of the proposed Bank Merger is as follows:

 . The merger of RSB with and into CFB, with CFB surviving, will qualify as a reorganization within the meaning of Section 368(a)(1)(A). RSB and CFB will each be a "party to a reorganization" within the meaning of Section 368(b).


 . RSB will recognize no gain or loss on the transfer of its assets to CFB in constructive exchange for the stock of CFB and the assumption of RSB's liabilities by CFB by reason of the application of Sections 361(a), 361(b), 357(a) and Section 357(c).

 . No gain or loss will be recognized by CSB on the receipt of RSB's assets in constructive exchange for CFB stock, and the assumption by CSB of RSB's liabilities, by reason of the application of Section 1032(a).

 . The basis of the assets of RSB in the hands of CFB will be the same as the basis of such assets in the hands of RSB immediately prior to the reorganization, by the application of Section 362(b).

 . The holding period of the property acquired by CFB from RSB will include the holding period of such property in the hands of RSB immediately prior the reorganization, by the application of Section 1223(2).

Mr. James Laphen
____, __ 1995
Page 18


 . No gain or loss will be recognized by CFC upon the constructive exchange of CFB stock for RSB common stock, by the application of Section 354(a)(1).

 . The basis of the CFB stock held by CFC after the Bank Merger will be the same as the basis in the stock immediately before the merger, plus its basis in the RSB stock canceled in the merger, by application of Section 358(a).

 . The holding period of the CFB stock constructively received by CFC in the transaction will include the period in which the RSB stock was held by CFC provided the RSB stock was held as a capital asset on the date of the exchange, by reason of the application of Section 1223(1).

 . CFB as the survivor will succeed to and take into account as of the close of the day of the distribution or transfer the items of RSB described in Section 381(c) (including RSB's reserve for bad debts accumulated in prior years under Section 593), subject to the conditions and limitations specified in Sections 381(b) and 381(c), by reason of the application of Section 381(a)(2).

 . As provided in Section 381(c)(2)  and Section 1.381(c)(2)-1 of the
  Regulations, CFB as the survivor will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of RSB as of the date of transfer. Any deficit in earnings and profits of either RSB or CFC will be used only to offset earnings and profits accumulated after the date or dates of transfer.

                          *  *  *  *  *  *  *  *  *  *

Our opinion is based solely upon:

     The representations, information, documents, and facts ("representations") referred to in this letter;

     Our assumption (without independent verification or review) that all of the representations and all of the original, copies, and signatures of documents are accurate, true and authentic;

     Our assumption (without independent verification or review) that there will be timely execution and delivery of, and performance as required by the representations and documents;

Mr. James Laphen
____, __ 1995
Page 19



     Our assumption (without independent verification or review) that all documents pertaining to the proposed transaction and provided for our review are accurate, true and authentic;

     Our assumption that the Holding Company Merger and Bank Merger will qualify as a merger under the applicable laws of Nebraska and Delaware and the United States respectively.

Our opinion is limited to those expressed above and we express no opinion with regard to any sections of the Code other than those referred to above. We express no opinion with regard to the taxation of the proposed transaction described herein under the laws of any state, local or foreign jurisdiction. We express the opinions contained herein as of the date of this letter only.

In rendering our opinion, we have necessarily relied on the relevant provisions of the Code the regulations thereunder, and judicial and administrative interpretations thereof which exist as of the date of this letter, all of which are subject to change or modification by subsequent legislative, regulatory, administrative, or judicial decisions. If there are any significant changes to the federal income tax authorities cited above (changes for which we have no responsibility to advise you), our opinion may become invalid and/or necessitate (upon your request) reconsideration. Our opinion is not binding on the IRS.

This opinion letter is solely for your information, for the information of your shareholders, for the information of the RFC shareholders and inclusion in Form S-4 as filed with the Securities and Exchange Commission with regard to the transaction described herein. Other than the uses indicated in the preceding sentence, our opinion may not be relied upon, distributed, or disclosed by anyone without the prior written consent of Deloitte & Touche LLP.

We hereby consent to the filing of this letter as an Exhibit to the Registration Statement Form S-4 of Commercial Federal Corporation. We also consent to the references to Deloitte & Touche LLP under the headings The Merger -- Conditions to the Merger, and The Merger -- Federal Income Tax Consequences contained in the Prospectus/Proxy which is part of this Registration Statement.

Sincerely,

Deloitte & Touche LLP